Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q2 FY2009 (All amounts in millions, except ASPs and headcount)

	Q2 FY08	Q3 FY08	Q4 FY08	Q1 FY09	Q2 FY09

UNITS[1]	34.2	34.5	35.2	39.4	35.5
REVENUE[2]	$2,204	$2,111	$1,993	$2,109	$1,823
AVERAGE SELLING PRICE	$61	$59	$56	$53	$51
GROSS MARGIN %	23.3%	22.6%	21.3%	20.1%	15.9%

REVENUE BY CHANNEL[1]
OEM	48%	50%	57%	56%	57%
DISTRIBUTORS	34%	34%	24%	26%	21%
RETAIL	18%	16%	19%	18%	22%

REVENUE BY GEOGRAPHY[1]
AMERICAS	32%	28%	29%	23%	23%
EUROPE	32%	31%	25%	29%	29%
ASIA	36%	41%	46%	48%	48%

REVENUE CONCENTRATION[1]
10 LARGEST CUSTOMERS	47%	48%	53%	51%	49%

WORLDWIDE HEADCOUNT	42,534	41,876	50,072	51,409	50,838

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$519	$431	$230	$301	$300
CAPITAL EXPENDITURES	$169	$137	$146	$162	$140
DEPRECIATION AND AMORTIZATION	$111	$111	$113	$117	$122
DAYS SALES OUTSTANDING	45	44	46	47	46

INVENTORY METRICS
RAW MATERIALS	$171	$153	$144	$129	$124
WORK IN PROCESS	131	131	145	168	159
FINISHED GOODS	157	171	167	180	163
TOTAL INVENTORY, NET	$459	$455	$456	$477	$446
INVENTORY TURNS	15	14	14	14	14

[1]	Does not include media and substrates

[2]	Revenue includes external sales of media and substrates of $120 million in Q2’08, $89 million in Q3’08; beginning Q4’08, external sales of media and substrates are no longer reported separately.

1